Exhibit 4.9

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), executed on January 20, 2012, is by and among Tandy Brands Accessories, Inc., a Delaware corporation (“Parent”), H.A. Sheldon Canada Ltd., an Ontario corporation (“HA Sheldon”; Parent and HA Sheldon are herein collectively called “Company”), and Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

W I T N E S S E T H:

WHEREAS, Parent, HA Sheldon and Wells Fargo have entered into that certain Credit and Security Agreement dated as of August 25, 2011 (as heretofore amended, supplemented or otherwise modified, the “Original Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which Wells Fargo from time to time makes loans to Company as therein provided; and

WHEREAS, Company and Wells Fargo desire to amend the Original Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans made and which may hereafter be made by Wells Fargo to Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Credit and Security Agreement.

“Credit Agreement” means the Original Credit Agreement, as amended, supplemented or modified through the date hereof and including hereby.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

Section 2.1. Post-Closing Deliverables.  Section 5.8 of the Original Credit Agreement is hereby amended and restated in full to read as follows:

“5.8           Post-Closing Deliverables.  Company shall be required to use its commercially reasonable efforts to obtain and deliver to Wells Fargo a Licensor Agreement with each of totes, incorporated, Eddie Bauer Licensing Services LLC, Wolverine World Wide, Inc. in favor of Wells Fargo, together with a true, correct and complete copy of all material license agreements entered into between each licensor and Company, in each case not later than February 28, 2012.”

Section 2.2. Title.  Section 5.9 of the Original Credit Agreement is hereby amended and restated in full to read as follows:

“5.9           Title. Parent shall, not later than March 31, 2012, provide evidence satisfactory to Wells Fargo as to its ownership, subject to no Liens other than Permitted Liens, of the real property located at 500 Airport Road, 502 Airport Road and 107 W. Gonzales, Yoakum, Texas in Lavaca County.”

Section 2.3. Exhibit A.  Exhibit A of the Original Credit Agreement is hereby amended by:

(a) amending and restating clause (m) of the definition of “Eligible Accounts” in full to read as follows:

(m)           Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds (i) with respect to Accounts owed by Wal-Mart at any time or Accounts owed by JC Penney during the High Season only, 25% of the aggregate amount of all Accounts, (ii) with respect to Accounts owed by Kohl’s, 40% of the aggregate amount of all Accounts and (iii) with respect to all other Accounts (including those owed by JC Penney at any time not High Season), 15% of the aggregate amount of all Accounts;

(b) amending and restating the definition of “High Season” in full to read as follows:

“‘High Season’ means, for any calendar year, the period consisting of the months of January and February and October through December of such calendar year.”

ARTICLE III
CONDITIONS OF EFFECTIVENESS

Section 3.1. Effective Date.  This Amendment shall become effective as of the date first written above (the “Effective Date”) when and only when each of the following conditions precedent shall have been satisfied in full:

(a) Wells Fargo shall have received, at Wells Fargo’s office, a duly executed counterpart by Parent and HA Sheldon of this Amendment;

(b) Company shall have paid to Wells Fargo a $5,000 amendment fee and all other outstanding fees and expenses owing to Wells Fargo under the Loan Documents as of such date;

(c) The representations and warranties contained herein and in the Credit Agreement and other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents; and

(d) No Event of Default or other event which with the giving of notice or passing of time, or both, would constitute and Event of Default, shall have occurred and be continuing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of Company.  In order to induce Wells Fargo to enter into this Amendment, each of Parent and HA Sheldon hereby represents and warrants to Wells Fargo that:

(a) After giving effect to this Amendment, the representations and warranties contained in the Original Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents;

(b) Each such Person is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party and such Person is and will continue to be duly authorized to borrow under the Credit Agreement.  Each such Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of their respective obligations hereunder;

(c) The execution and delivery by such Person of this Amendment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of its articles of incorporation or bylaws, or of any agreement, judgment, license, order or permit applicable to or binding upon it.  Except for those which have been duly obtained and are in full force and effect, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Person of this Amendment or to consummate the transactions contemplated hereby;

(d) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE V
MISCELLANEOUS

Section 5.1. Ratification of Agreement.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement in all respects and for all purposes.  Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to the Original Credit Agreement as amended by this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

Section 5.2. Survival of Agreements.  All representations, warranties, covenants and agreements of Company herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Indebtedness is paid in full.  All statements and agreements contained in any certificate or instrument delivered by Company and any Guarantors hereunder or under the Credit Agreement to Wells Fargo shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Person or any such Guarantor, as applicable, under this Amendment and under the Credit Agreement.

Section 5.3. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable; provided that the parties hereto shall endeavor in good faith to promptly replace any such invalid or unenforceable provisions with substantially similar provisions that are enforceable.

Section 5.4. Further Assurances.  Each of Parent and HA Sheldon hereby agrees to establish, make, prepare, execute, deliver, file, amend, authorize, ratify, affirm and/or approve any and all agreements, instruments, notes, waivers, consents, licenses, accounts and other documents, and take any and all other actions and do all other things necessary or desirable to consummate or otherwise give effect to the transactions and grant of security contemplated by this Amendment and the Credit Agreement.

Section 5.5. GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL

.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (OTHER THAN CONFLICT LAWS) OF THE STATE OF TEXAS.  THE PARTIES TO THIS AMENDMENT (A) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AMENDMENT; (B) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT; (C) AGREE THAT ANY LITIGATION INITIATED BY WELLS FARGO OR COMPANY IN CONNECTION WITH THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS MAY BE VENUED IN EITHER THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND (D) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

Section 5.6. Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed and delivered by facsimile transmission, electronic mail or other electronic means.

Section 5.7. FINAL AGREEMENT.  THIS AMENDMENT TOGETHER WITH  THE OTHER LOAN DOCUMENTS COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER OF THIS AMENDMENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WHETHER ORAL OR EVIDENCED IN A RECORD.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the undersigned by their respective duly authorized officers thereunto have executed and delivered this Amendment as of the date first above written.

TANDY BRANDS ACCESSORIES, INC.

By:      _____________________________
Name:
Title:

H.A. SHELDON CANADA, LTD.

By:      _____________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:      _____________________________
Name:
Title: